Exhibit 99(d)(2)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

SUPPLEMENT TO AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

Global Real Estate Portfolio

International Growth Equity Portfolio

SUPPLEMENT (the “Supplement”) to AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT dated as of June 1, 2005 (the “Agreement”), by and between The Universal Institutional Funds, Inc. (formerly, Morgan Stanley Universal Funds, Inc.), a Maryland corporation (the “Fund”) and Morgan Stanley Investment Management Inc. (formerly, Morgan Stanley Asset Management Inc.), a Delaware corporation (the “Adviser”).

RECITALS

WHEREAS, the Fund has executed and delivered the Agreement which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund.

WHEREAS, the Fund has created two additional portfolio of the Fund: Global Real Estate Portfolio and International Growth Equity Portfolio (each an “Additional Portfolio”).

WHEREAS, the Fund and the Adviser desire to add the Additional Portfolios to the Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, contained in the Agreement and herein, the Fund and the Adviser agree as follows:

As provided in Section 1 of the Agreement, the Fund hereby appoints the Adviser to act as investment adviser to each Additional Portfolio.

Schedule A of the Agreement is deleted and replaced in its entirety with the attached Schedule A.

Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their officers thereunto duly authorized as of this 6th day of February, 2006.

MORGAN STANLEY INVESTMENT MANAGEMENT INC.			THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ Ronald E. Robison		By:	/s/ Ronald E. Robison
	Name:	Ronald E. Robison		Name:	Ronald E. Robison
	Title:	Managing Director		Title:	Principal Executive Officer

SCHEDULE A

PORTFOLIOS

1.	Asian Equity Portfolio

2.	Balanced Portfolio

3.	Capital Preservation Portfolio

4.	Core Equity Portfolio

5.	Core Plus Fixed Income Portfolio

6.	Emerging Markets Debt Portfolio

7.	Emerging Markets Equity Portfolio

8.	Equity and Income Portfolio

9.	Equity Growth Portfolio

10.	Global Franchise Portfolio

11.	Global Real Estate Portfolio

12.	Global Value Equity Portfolio

13.	High Yield Portfolio

14.	International Fixed Income Portfolio

15.	International Growth Equity Portfolio

16.	International Magnum Portfolio

17.	Investment Grade Fixed Income Portfolio

18.	Latin American Portfolio

19.	Mid Cap Growth Portfolio

20.	Money Market Portfolio

21.	Multi-Asset Class Portfolio

22.	Small Company Growth Portfolio

23.	Targeted Duration Portfolio

24.	Technology Portfolio

25.	U.S. Mid-Cap Value Portfolio

26.	U.S. Real Estate Portfolio

27.	Value Portfolio

SCHEDULE B – As of February 6, 2005

ADVISORY FEES FOR THE FUND’S PORTFOLIOS ADVISED BY MSIM

		Assets
Portfolio	First $500 million	From $500 million to $1 billion	More than $1 billion
Asian Equity Portfolio	0.80%	0.75%	0.70%
Balanced Portfolio	0.50%	0.45%	0.40%
Capital Preservation Portfolio	0.45%	0.40%	0.35%
Core Equity Portfolio	0.55%	0.50%	0.45%
Core Plus Fixed Income Portfolio	0.375% up to $1 billion; 0.30% over $1 billion.
Emerging Markets Debt Portfolio	0.75%	0.70%	0.65%
Emerging Markets Equity Portfolio	1.25% of first $500 million; 1.20% from $500 million to $1 billion; 1.15% from $1 billion to $2.5 billion; 1.00% over $2.5 billion.
Equity and Income Portfolio	0.50% of first $150 million; 0.45% from $150 million to $250 million; 0.40% from $250 million to $350 million; 0.35% over $350 million.
Equity Growth Portfolio	0.50% of first $1 billion; 0.45% from $1 billion to $2 billion; 0.40% from $2 billion to $3 billion; 0.35% over $3 billion.
Global Franchise Portfolio	0.80%	0.75%	0.70%
Global Real Estate Portfolio	0.85%
Global Value Equity Portfolio	0.67% of first $1 billion; 0.645% from $1 billion to $1.5 billion; 0.62% from $1.5 billion to $2.5 billion; 0.595% from $2.5 billion to $3.5 billion; 0.57% from $3.5 billion to $4.5 billion; 0.545% over $4.5 billion.
High Yield Portfolio	0.42% of the first $500 million; 0.345% from $500 million to $750 million; 0.295% from $750 million to $1 billion; 0.27% from $1 billion to $2 billion; 0.245% from $2 billion to $3 billion; 0.22% over $3 billion.

International Fixed Income Portfolio	0.50%	0.45%	0.40%
International Growth Equity Portfolio	0.75% of first $1 billion; 0.70% over $1 billion.
International Magnum Portfolio	0.80%	0.75%	0.70%
Investment Grade Fixed Income Portfolio	0.40%	0.35%	0.30%
Latin American Portfolio	1.10%	1.05%	1.00%
Mid Cap Growth Portfolio	0.75%	0.70%	0.65%
Money Market Portfolio	0.30%	0.25%	0.20%
Multi-Asset Class Portfolio	0.65%	0.60%	0.55%
Small Company Growth Portfolio	0.92% of the first $1 billion; 0.85% from $1 billion to $1.5 billion; 0.80% over $1.5 billion.
Targeted Duration Portfolio	0.40%	0.35%	0.30%
Technology Portfolio	0.80%	0.75%	0.70%
U.S. Mid-Cap Value Portfolio	0.72% up to $1 billion; 0.65% over $1 billion.
U.S. Real Estate Portfolio	0.80%	0.75%	0.70%
Value Portfolio	0.55%	0.50%	0.45%